Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Bottling Group, LLC and subsidiaries Registration Statements No. 333-108225 and 333-132716 on Form S-3 of our reports dated February 20, 2009 relating to the consolidated financial statements and financial statement schedule of The Pepsi Bottling Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R),” and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109”) and the effectiveness of The Pepsi Bottling Group, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Pepsi Bottling Group, Inc. and subsidiaries for the year ended December 27, 2008.
/s/ Deloitte & Touche LLP
New York, New York
February 20, 2009